Exhibit 23

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 27, 2020

Sabine Royalty Trust

Simmons Bank, Trustee

2911 Turtle Creek Blvd, Suite 850

Dallas, Texas 75219

Ladies and Gentlemen:

We hereby consent to the inclusion of our report of third party dated February 21, 2020, containing our opinion on the estimated proved reserves and revenue, as of January 1, 2020, of certain royalty interests that Sabine Royalty Trust has represented it holds in the Annual Report on Form 10-K for the year ended December 31, 2019, of the Sabine Royalty Trust (the Form 10-K) to be filed with the United States Securities and Exchange Commission. We also consent to the references to DeGolyer and MacNaughton under the heading “Properties — Reserves” in Item 2 and under the heading “Supplemental Oil and Gas Information (Unaudited) — Reserve Quantities” in Item 8 of the Form 10-K.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716